Exhibit 21

The following is a list of subsidiaries of Eagle Materials Inc., wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of Eagle Materials Inc. as of May 24, 2017.

Entity Name	Jurisdiction of Organization

AG DALLAS LLC	Delaware
AG SOUTH CAROLINA LLC

AMERICAN GYPSUM COMPANY LLC	Delaware

AMERICAN GYPSUM MARKETING COMPANY LLC	Delaware

AUDUBON MATERIALS LLC d/b/a Central Plains Cement Company LLC	Delaware

AUDUBON READYMIX LLC d/b/a Quicksilver Readymix LLC	Delaware

CCP CEMENT COMPANY	Nevada

CCP CONCRETE/AGGREGATES LLC	Delaware

CCP GYPSUM LLC	Nevada

CENTEX MATERIALS LLC	Delaware
CRS HOLDCO LLC	Delaware
CRS PROPPANTS LLC d/b/a Northern White Sand LLC	Delaware

ILLINOIS CEMENT COMPANY LLC	Delaware
EAGLE OIL AND GAS PROPPANTS HOLDINGS LLC	Delaware
EAGLE OIL AND GAS PROPPANTS LLC d/b/a Northern White Sand LLC	Delaware
FAIRBORN CEMENT COMPANY LLC	Delaware
HOLLIS & EASTERN RAILROAD COMPANY LLC	Delaware

KANSAS CITY AGGREGATE LLC d/b/a Talon Concrete and Aggregates LLC	Delaware

KANSAS CITY FLY ASH LLC	Delaware

KANSAS CITY READYMIX LLC d/b/a Talon Concrete and Aggregates LLC	Delaware

MATHEWS READYMIX LLC	California

MOUNTAIN CEMENT COMPANY	Nevada
MOUNTAIN LAND & CATTLE COMPANY	Nevada

NEVADA CEMENT COMPANY	Nevada

NORTHERN WHITE SAND LLC	Delaware

REPUBLIC PAPERBOARD COMPANY LLC	Delaware
RIO GRANDE DRYWALL SUPPLY CO	Nevada

SKYWAY CEMENT COMPANY LLC	Delaware
TEXAS CEMENT COMPANY	Nevada

TEXAS LEHIGH CEMENT COMPANY LP d/b/a Texas Lehigh Cement	50%	Texas

TLCC GP LLC		Delaware

TLCC LP LLC		Delaware

TULSA CEMEMT LLC d/b/a Central Plains Cement Company LLC		Delaware

WESTERN AGGREGATES LLC		Nevada